EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on November 16) pertaining to the Interactive Intelligence, Inc. Employee Stock Purchase Plan of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Interactive Intelligence, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commision.

/s/ Ernst & Young LLP
Indianapolis, Indiana
November 16, 2005